                               Exhibit 10.40










                           STANDSTILL AGREEMENT


                                  between



                   GOVERNMENT TECHNOLOGY SERVICES, INC.

                                    and

                           LINWOOD A. LACY, JR.




                         Dated as of July 29, 1998

                           STANDSTILL AGREEMENT


          THIS STANDSTILL AGREEMENT (this "Agreement"), dated as of July 29, 1998, is entered into between Government Technology Services, Inc., a Delaware corporation ("GTSI"), and Linwood A. Lacy, Jr. (the
"Stockholder").

                          W I T N E S S E T H:

          WHEREAS, the Stockholder and BTG, Inc., a Virginia corporation ("BTG"), are parties to a Stock Purchase Agreement dated as of July 29, 1998 (the "Purchase Agreement"), pursuant to which the Stockholder is to acquire from BTG 1,100,000 shares (the "Shares") of GTSI common stock, par value $.005 per share (the "Common Stock");

          WHEREAS, pursuant to Section 2.02 of the Standstill Agreement between GTSI and BTG dated as of February 12, 1998, the sale of the Shares by BTG to the Stockholder is subject to, among other things, the prior written consent of GTSI; and

          WHEREAS, GTSI's willingness to consent to such sale is dependent upon the execution of this Standstill Agreement between GTSI and the Stockholder.

          NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth herein, the parties hereto agree as follows:

                                 ARTICLE I

                                DEFINITIONS

          SECTION 1.01 For purposes of this Agreement, the following terms shall have the following meanings.

     "13D Group" shall mean any group of Persons formed for the purpose of acquiring, holding, voting or disposing of Voting Securities which would be required under Section 13 of the Exchange Act and the rules and regulations thereunder to file a statement with the SEC on Schedule 13D or Schedule 13G as a "person" within the meaning of Section 13(d)(3) of the Exchange Act if such group shall have Beneficial Ownership representing more than 5% of the total combined voting power of all Voting Securities then outstanding.

     "Beneficial Ownership" shall mean ownership of Voting Securities by a Person, whether the interest in Voting Securities is held directly or indirectly (including by nominee), and shall include interests that would be treated as owned through the application of Section 544 of the Code, as modified by Section 856(h)(1)(B) of the Code. The terms "Beneficial Owner," "Beneficially Owns" and "Beneficially Owned" shall have the correlative meanings.

     "BTG" shall mean BTG, Inc., a Virginia corporation.

     "Business Day" shall mean a day that is not a Saturday, a Sunday or a day on which banking institutions in the State of New York are not required to be open. Unless specifically stated as a Business Day, all days referred to herein shall mean calendar days.

     "Code" shall mean the Internal Revenue Code of 1986, as amended.

     "Common Stock" shall have the meaning set forth in the Recitals to this Agreement.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Existing Shares" shall mean the 139,700 shares of Common Stock Beneficially Owned by the Stockholder or the Stockholder Group immediately prior to the Stockholder's acquisition of the Shares pursuant to the Purchase Agreement.

     "GTSI Board" shall mean the board of directors of GTSI.

     "Market Price" for any Voting Securities as of any date shall refer to the average of the closing per share prices of Common Stock on the Nasdaq National Market (or any national market on which the Common Stock may then be traded) for the 10 consecutive trading days prior to such date.

     "Person" shall mean an individual, corporation, partnership, estate, trust (including a trust qualified under Sections 401(a) or 501(c)(17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity and also includes a group as that term is used for purposes of Section 13(d)(3) of the Exchange Act.

     "Purchase Agreement" shall have the meaning set forth in the Recitals to this Agreement.

     "Securities Act" shall mean the Securities Act of 1933, as amended.

     "Shares" shall have the meaning set forth in the Recitals to this Agreement.

     "The Stockholder" shall mean Linwood A. Lacy, Jr.

     "The Stockholder Group" shall have the meaning set forth in Section
3.01.

     "Transfer" shall mean any issuance, sale, transfer, gift, assignment, devise or other disposition, as well as any other event that causes any Person to acquire Beneficial Ownership or constructive ownership, or any agreement to take any such actions or cause any such events, of Voting Securities or the right to vote or receive dividends on Voting Securities, including (a) a change in the capital structure of GTSI, (b) a change in the relationship between two or more Persons which causes a change in ownership of Voting Securities by application of Section 544 of the Code, as modified by Section 856(h), (c) the granting or exercise of any option or warrant (or any disposition of any option or warrant), pledge, security interest, or similar right to acquire Voting Securities, (d) any disposition of any securities or rights convertible into or exchangeable for Voting Securities or any interest in Voting Securities or any exercise of any such conversion or exchange right and (e) Transfers of interests in other entities that result in changes in Beneficial Ownership or constructive ownership of Voting Securities; in each case, whether voluntary or involuntary, whether owned of record, constructively owned or Beneficially Owned and whether by operation of law or otherwise. The terms "Transferring" and "Transferred" shall have the correlative meanings.

     "Voting Securities" shall mean the outstanding securities of GTSI entitled to vote generally for the election of directors, including the Common Stock, or securities convertible into, or entitling the holder thereof to acquire, such voting securities.

                                ARTICLE II

                  CERTAIN REPRESENTATIONS AND WARRANTIES
                           OF THE STOCKHOLDER

          To induce GTSI to consent to the sale of the Shares by BTG to the Stockholder, the Stockholder represents and warrants to GTSI that the statements contained in this Article II are correct and complete as of the date of this Agreement:

          SECTION 2.01   Acquisition of the Shares.

          a. The Stockholder is purchasing the Shares solely for investment purposes, with no present intention of distributing or reselling any of the Shares or any interest therein. The Stockholder acknowledges that the Shares have not been registered under the Securities Act.

          b. The Stockholder is aware of the applicable limitations under the Securities Act relating to a subsequent sale, transfer, pledge, mortgage, hypothecation, gift, assignment or other encumbrance of the Shares. The Stockholder further acknowledges that such Shares must be held indefinitely unless subsequently registered under the Securities Act and applicable state securities laws or an exemption from such registration is available.

          c. The Stockholder has received adequate access to financial and other information concerning GTSI and the Shares and has had the opportunity to ask questions of and receive answers from GTSI concerning such Shares and to obtain therefrom any additional information necessary to make an informed decision regarding the acquisition of such stock. The Stockholder has received copies of each report, registration statement and definitive proxy statement filed by GTSI with the Securities and Exchange Commission since March 31, 1997.

          d. The Stockholder has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the acquisition of the Shares. The investment in the Shares is suitable for the Stockholder upon the basis of the facts regarding the Stockholder's financial situation and needs. The Stockholder is an "accredited investor" as that term is defined in Rule 501 of Regulation D promulgated under the Securities Act.

          e. The Stockholder realizes that GTSI is relying on the validity of his representations and agreements contained herein in consenting to the sale of the Shares by BTG to the Stockholder without registration under the Securities Act.

          SECTION 2.02 Ownership of Common Stock. Except for the Existing Shares, neither the Stockholder nor any other member of the Stockholder Group Beneficially Owns any Common Stock or has the right to acquire under any circumstance, other than pursuant to the Purchase Agreement, any Common Stock.

                                ARTICLE III

                       CERTAIN RIGHTS, COVENANTS AND
                       AGREEMENTS OF THE STOCKHOLDER

          SECTION 3.01 Restrictions on Certain Actions by the Stockholder. The Stockholder agrees that for so long as this Agreement shall remain in effect it shall not, nor shall it cause any of its affiliates (as such term is defined in Rule 12b-2 of the General Rules and Regulations promulgated under the Exchange Act) (the Stockholder, together with such affiliates, the "the Stockholder Group"), directly or indirectly, without the prior written consent of GTSI duly authorized by a majority of the members of the GTSI Board, to:

     a. acquire, directly or indirectly, by purchase or otherwise, any Beneficial Ownership, except by way of stock dividends or other distributions or offerings made available by GTSI to holders of Voting Securities generally, if after such acquisition members of the Stockholder Group would Beneficially Own in the aggregate more than 12.68% of the total combined voting power of the Voting Securities outstanding immediately following any such acquisition; provided that the Stockholder Group may acquire in open market transactions Beneficial Ownership in the aggregate of an additional 200,000 shares of Common Stock over and above the Existing Shares without the prior consent of GTSI and such additional shares shall not be counted in determining whether or not the foregoing 12.68% limitation has been exceeded;

     b. deposit any Voting Securities in a voting trust or subject them to any arrangement or agreement with respect to the voting thereof;

     c. "solicit" proxies with respect to Voting Securities under any circumstance or become a "participant" in a "solicitation" (as such terms are defined in Regulation 14A of the General Rules and Regulations promulgated under the Exchange Act) in opposition to the recommendation of a majority of the directors of GTSI with respect to any matter;

     d. initiate, propose or otherwise solicit stockholders of GTSI for the approval of one or more stockholder proposals relating to GTSI at any time, or induce or attempt to induce any other Person to initiate any stockholder proposal with respect to GTSI;

     e. join a partnership, limited partnership, syndicate or other group, or otherwise act in concert with any other Person, for the purpose of acquiring, holding, voting or disposing of Voting Securities, or otherwise become a "person" within the meaning of Section 13(d)(3) of the Exchange Act (in each case, other than solely with members of the the Stockholder Group); or

     f. make any proposal to the GTSI Board or otherwise with respect to the acquisition of any Beneficial Ownership by any member of the the Stockholder Group or with respect to a merger or consolidation with, or a sale of a substantial portion of GTSI's assets to, any member of the the Stockholder Group, if such proposal would be of a kind such that public disclosure thereof might reasonably be required under applicable law (each such proposal, an "Acquisition Proposal").

          SECTION 3.02 Restrictions on Transfers of Common Stock. The Stockholder agrees that, for so long as this Agreement shall remain in effect, he shall not, nor shall he permit any member of the Stockholder Group to, directly or indirectly, without the prior written consent of GTSI duly authorized by a majority of the members of the GTSI Board, Transfer any Voting Securities, other than:

     a. pursuant to Rule 144 ("Rule 144") of the General Rules and Regulations promulgated under the Securities Act (without giving effect to subsection (k) of Rule 144);

     b.   pursuant to any tender or exchange offer;

     c. pursuant to any bona fide public offering of Voting Securities (including any sale made pursuant to Rule 144), provided that, in cases other than public offerings of Voting Securities underwritten by one or more underwriters selected by GTSI, no sales of Voting Securities shall be made to any Person or related group of Persons (other than the aforementioned underwriter or underwriters) who is known by any member of the Stockholder Group to be acquiring in such public offering more than 2% of the total combined voting power of all Voting Securities then outstanding;

     d. as a result of any pledge or hypothecation to a bona fide financial institution to secure a bona fide loan, or the foreclosure of any lien or encumbrance which may be placed upon any Voting Securities (whether voluntarily or involuntarily); provided that, with respect to permitted Transfers of Voting Securities by the Stockholder pursuant to this paragraph (d), any buyer or transferee of such Voting Securities shall as a precondition to the consummation of the proposed Transfer be required to execute in writing an agreement to be bound by the terms hereof, which agreement to be bound shall be in form and substance reasonably satisfactory to GTSI; or

     e. to members of the Stockholder's immediate family or any trusts for their benefit;

provided that, with respect to permitted Transfers of Voting Securities by the Stockholder pursuant to this paragraph (e), any transferee of such Voting Securities shall as a precondition to the consummation of the proposed Transfer be required to execute in writing an agreement to be bound by the terms hereof, which agreement to be bound shall be in form and substance reasonably satisfactory to GTSI.

          SECTION 3.03   Procedures Regarding Beneficial Ownership
Limitations.

     a. GTSI shall not knowingly give effect on GTSI's books to any purported acquisition, directly or indirectly, by purchase or otherwise, of any Beneficial Ownership, except by way of stock dividends or other distributions or offerings made available by GTSI to holders of Voting Securities generally, if such acquisition is prohibited by Section 3.01(a) and if GTSI has actual knowledge thereof.

     b. GTSI shall give its transfer agent stop-transfer instructions with respect to any proposed acquisition, directly or indirectly, by purchase or otherwise, of any Beneficial Ownership, except by way of stock dividends or other distributions or offerings made available by GTSI to holders of Voting Securities generally, if such acquisition is prohibited by Section 3.01(a) and if GTSI has actual knowledge thereof.

          SECTION 3.04   Stock Legends.

     a. The certificate evidencing the Shares to be issued to the Stockholder pursuant to the Purchase Agreement shall bear the following legends:

     "THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY APPLICABLE STATE SECURITIES LAW AND MAY NOT BE TRANSFERRED EXCEPT UPON DELIVERY TO THE CORPORATION OF AN OPINION OF COUNSEL SATISFACTORY IN FORM AND SUBSTANCE TO IT THAT SUCH TRANSFER WILL NOT VIOLATE THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAW.

     THE SECURITIES EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS OF A STANDSTILL AGREEMENT DATED JULY 29, 1998 BY AND
     BETWEEN THE CORPORATION AND LINWOOD A. LACY, JR. AND MAY NOT BE TRANSFERRED OR VOTED IN CONNECTION WITH THE ELECTION OF DIRECTORS EXCEPT IN COMPLIANCE THEREWITH.

     b. Upon receipt of an opinion of legal counsel satisfactory to GTSI that the Shares no longer constitutes "restricted securities" under Rule 144 of the Securities Act, the foregoing legend is no longer required under applicable securities laws, or the Shares are otherwise freely tradable without registration under the Securities Act, GTSI shall, upon the request of the holder of such Shares and the submission of the certificate evidencing such Shares, issue a substitute certificate without the first paragraph of the foregoing restrictive legend thereon.

     c. Upon receipt of an opinion of legal counsel satisfactory to GTSI that the Shares are no longer subject to the Standstill Agreement, GTSI shall, upon the request of the holder of such Shares and the submission of the certificate evidencing such Shares, issue a substitute certificate without the second paragraph of the foregoing restrictive legend thereon.

                                ARTICLE IV

                               MISCELLANEOUS

          SECTION 4.01 Term and Termination. This Agreement shall continue in effect until the second anniversary of the date of this Agreement; provided that (a) this Agreement shall terminate on the first anniversary of the date of this Agreement if prior to such first anniversary M. Dendy Young shall cease to be the Chairman of the Board or Chief Executive Officer of GTSI for any reason other than his death or disability; and (b) if, after the first anniversary but prior to the second anniversary of the date of this Agreement, Mr. Young shall cease to be the Chairman of the Board or Chief Executive Officer of GTSI for any reason other than his death or disability, this Agreement shall terminate as of the date Mr. Young ceases to be Chairman of the Board or Chief Executive Officer of GTSI.

          SECTION 4.02 Further Assurances; Required Filings. Each of the parties shall, without further consideration, use reasonable efforts to execute and deliver to the other such additional documents and take such other action as the other may reasonably request to carry out the intent of this Agreement and the transactions contemplated hereby, including the preparation of any disclosure document that the Stockholder may employ in connection with any permitted disposition of Voting Securities hereunder if the plan of distribution relating to such disposition shall reasonably require the preparation of such a document.

          SECTION 4.03 Amendment and Waiver. This Agreement may not be modified, amended, altered or supplemented except by a written agreement signed by GTSI and the Stockholder which shall be authorized by all necessary corporate or other action of each party. Each party may waive any condition to the obligations of such party hereunder.

          SECTION 4.04 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of and be enforceable by the successors, heirs and assigns of the parties hereto. Except as otherwise provided herein, this Agreement shall not be assignable.

          SECTION 4.05 Notice. Any notice required or permitted hereunder shall be given in writing and shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

               To GTSI:
                         M. Dendy Young
                         President and Chief Executive Officer
                         Government Technology Services, Inc.
                         4100 Lafayette Center Drive
                         Chantilly, VA 20151-1200
                         telecopier: (703) 222-5217

               With a copy to:
                         Gerald P. McCartin
                         Arent Fox Kinter Plotkin & Kahn
                         1050 Connecticut Avenue, N.W.
                         Washington, DC 20036-5339
                         telecopier: (202) 857-6395

               To the Stockholder:
                         Linwood A. Lacy, Jr.
                         2304 Cranborne Road
                         Midlothian, VA 23113
                         telecopier: (804) 379-1457

               With a copy to:
                         Richard L. Seidenwurm
                         Solomon, Ward, Seidenwurm & Smith
                         401 B Street, Suite 1200
                         San Diego, CA 92101
                         telecopier: (619) 231-4755

Any party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex or ordinary mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other party notice in the manner herein set forth.

          SECTION 4.06 Interpretation of Agreement. Any reference in this Agreement to an Article or a Section is a reference to an article hereof or a section hereof, respectively, and to a subsection, a paragraph, or a clause is, unless otherwise stated, a reference to a subsection, a paragraph or a clause of the Section or subsection in which the reference appears. The words "hereof," "herein," "hereto," "hereunder" and the like mean and refer to this Agreement as a whole and not merely to the specific Article, Section, subsection, paragraph or clause in which the respective word appears. References to statutes or regulations are to be construed as including all statutory and regulatory provisions consolidating, amending or replacing the statute or regulation referred to. The captions and headings used in this Agreement are for convenience of reference only and shall not affect the construction of this Agreement.

          SECTION 4.07 Severability. If any term or provision of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against its regulatory policy, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

          SECTION 4.08   Entire Agreement.   This Agreement contains the
entire understanding of the parties with respect to the subject matter herein. There are no restrictions, agreements, promises, warranties, covenants or undertakings other than those expressly set forth herein with respect to any matter. This Agreement supersedes all prior agreements and understandings between the parties with respect to its subject matter.

          SECTION 4.09 Exercise of Rights. No failure or delay on the part of either party in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights or remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

          SECTION 4.10 Governing Law. This Agreement shall be governed by and interpreted in accordance with the internal laws of the Commonwealth of Virginia.

          SECTION 4.11 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

          SECTION 4.12 Equitable Remedies. The parties agree that irreparable damage would occur if any of the provisions of this Agreement were not performed by the Stockholder in accordance with their specific terms or were otherwise breached. Accordingly, it is agreed that GTSI shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which GTSI is entitled at law or in equity. The Stockholder agrees that he will not assert as a defense against a claim for specific performance that GTSI has an adequate remedy at law.

          SECTION 4.13 Jurisdiction. Each of the parties consents to the exclusive jurisdiction of the federal courts of the Eastern District of Virginia for any legal action, suit or proceeding arising out of or in connection with this Agreement, and agrees that any such action, suit, or proceeding may be brought only in such courts. If such forum is not available, each of the parties consents to the exclusive jurisdiction of the Circuit Court of Fairfax County, Virginia, for any such action, suit or proceeding. Each of the parties further waives any objection to the laying of venue for any suit, action or proceeding in such courts. Each of the parties agrees to accept and acknowledge service of any and all process that may be served in any suit, action or proceeding. Each of the parties agrees that any service of process upon it mailed by registered or certified mail, return receipt requested to such party at the address provided in Section 5.05 shall be deemed in every respect effective service of process upon such party in any such suit, action or proceeding. Each of the parties agrees to waive any right it might have to a trial by jury in any such suit, action or proceeding.

          SECTION 4.14 Expenses. Each party shall pay all costs and expenses that he or it incurs with respect to the negotiation, execution, delivery and performance of this Agreement. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

          IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.



                              GOVERNMENT TECHNOLOGY SERVICES, INC.


                              By:
                                   --------------------------------------
                              Name: M. Dendy Young
                              Title: President and Chief Executive Officer


                              THE STOCKHOLDER


                              -------------------------------------------
                              Name: Linwood A. Lacy, Jr.